Report of Independent
 Registered Public
Accounting Firm

To the Shareholders
 and Board of Trustees of
Federated Income Trust

In planning and
performing our
audit of the
financial statements
of Federated Income Trust
the Fund as
of and for the year
ended January 31 2007
in accordance with the
standards of the Public
Company
Accounting Oversight Board
United States we
considered
its internal control over
financial reporting
including control activities
 for safeguarding securities
as a basis for designing our
auditing procedures for
the purpose of expressing
our opinion on the financial
 statements and to comply with
 the requirements of
Form NSAR but not for the
purpose of expressing an opinion
on the effectiveness of the Funds
internal
control over financial reporting
  Accordingly we express no such
opinion

The management of the Fund is
responsible for establishing
and maintaining effective internal
 control over
financial reporting  In
fulfilling
 this responsibility estimates
 and
judgments by management are
required
to assess the expected benefits
 and related costs of controls
 A companys internal control
over financial
reporting is a process designed
 to
provide reasonable assurance
 regarding
 the reliability of financial
reporting and the preparation
of
financial statements for
external
purposes in accordance with
generally
accepted accounting principles
Such internal control includes
policies and procedures that
provide reasonable assurance
regarding prevention
or timely detection of unauthorized
acquisition use or disposition
 of a companys assets that
 could have a material effect on the
financial statements

Because of its inherent limitations
internal control over financial reporting
 may not prevent or detect
misstatements Also projections of
any evaluation of effectiveness to
future periods are subject to the risk
that controls may become inadequate
because of changes in conditions or
that the degree of compliance
with the polices or procedures may deteriorate

A control deficiency exists when the
 design or operation of a control does
 not allow management or
employees in the normal course of
performing their assigned functions
to prevent or detect misstatements
on a timely basis  A significant deficiency
 is a control deficiency or combination of control deficiencies that adversely affects the companys ability to initiate authorize record process or
report external financial
data reliably in accordance with generally
 accepted accounting principles such that there is more than a remote likelihood that a misstatement of the companys annual or interim financial statements that is more than inconsequential will not be prevented or detected  A material weakness is a
significant deficiency or
combination of significant deficiencies
that results in more than a remote likelihood
 that a material
misstatement of the annual or interim
financial statements will be not prevented or detected

Our consideration of the Funds
internal control over financial
reporting was for the limited purpose
described in the first paragraph
and would not necessarily disclose
 all deficiencies in internal control that might be significant deficiencies or material weaknesses under standards established by the Public
Company Accounting Oversight
Board United States  However
we noted no deficiencies in the
 Funds
internal control over financial
 reporting and its operation
including controls for safeguarding
 securities
that we consider to be a material
 weakness as defined above as of
January 31 2007





This report is intended solely
 for the information and use of
 management and the Board of
Trustees of the
Fund and the Securities and
Exchange Commission and is not
 intended to be and should not
 be used by
anyone other than these
specified parties




ERNST  YOUNG LLP


Boston Massachusetts
March 21 2007